Continental Building Products Reports Third Quarter 2016 Results

Herndon, Virginia, November 7, 2016. Continental Building Products, Inc. (NYSE: CBPX) (the Company), a leading manufacturer of wallboard and gypsum-based products, announced today results for the third quarter ended September 30, 2016.
Highlights of Third Quarter 2016 as Compared to Third Quarter 2015

•	Net sales of $114.6 million rose by 5.9%

•	Cash flow from operations increased to $35.6 million, up 25.3%

•	Net income improved to $6.2 million compared to $4.2 million

•	Adjusted EBITDA[1] of $30.4 million down from $33.7 million

•	Earnings per share increased 50.0% to $0.15; Adjusted earnings per share[1] remained constant at $0.25

•	Deployed $11.4 million to repurchase 520,843 shares of common stock

•	Extended debt maturity and reduced interest rate through successful refinancing
“We are pleased to achieve another quarter of revenue growth and significant cash flow generation reflecting the strength of our highly efficient, low cost operations,” stated Jay Bachmann, Continental’s Chief Executive Officer. “For the third consecutive quarter, we experienced stronger demand in our markets east of the Mississippi which drove the 6% net sales growth versus last year. We converted all of our adjusted EBITDA into operating cash flow and deployed over $11 million for share repurchases to enhance shareholder returns. As we look to the remainder of 2016, we remain committed to executing our operational initiatives and taking advantage of value-enhancing opportunities.”
Third Quarter 2016 Results vs. Third Quarter 2015
Wallboard volumes increased to 634 million square feet (MMSF), compared to 567 MMSF in the prior year quarter, helped by continued stronger demand in the construction markets, specifically new residential and overall in the Southeast. Net sales were up 5.9% to $114.6 million on higher volumes, compared to $108.2 million in the prior year quarter, partially offset by lower average mill net price2 of $144.34, compared to $153.05 in the prior year quarter. Average mill net price was essentially flat on a sequential quarter basis when compared to $144.86 in the second quarter 2016.
Gross profit was $27.8 million, compared to $30.0 million in the prior year quarter. Gross margin declined to 24.3% compared to 27.7% in the prior year quarter, primarily as a result of higher raw material and maintenance costs.

1 See the financial schedules at the end of this press release for a reconciliation of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, to relevant GAAP financial measures.
2 Mill net price represents average selling price per thousand square feet (MSF), net of freight and delivery costs.

SG&A expense was $9.2 million compared to $9.0 million in the prior year quarter, or 8.1% as a percentage of net sales compared to 8.3% in the prior year quarter.
Operating income was $18.6 million, compared to $11.1 million in the prior year quarter.
Other expenses, net was $5.9 million which primarily consists of $5.8 million of debt refinancing expenses which includes non-cash write-off of debt issuance costs related to the first lien credit agreement.
Interest expense decreased 24.3% to $3.1 million, compared to $4.2 million in the prior year quarter, reflecting our continued reduction of long-term debt throughout the past twelve months and our debt refinancing in August 2016.
Net income for the third quarter 2016 grew to $6.2 million, or $0.15 per share, compared to $4.2 million, or $0.10 per share, in the third quarter 2015. Adjusted net income1 decreased slightly to $10.1 million, compared to $10.7 million in the prior year quarter. Adjusted earnings per share1 remained constant at $0.25 per share for the third quarter 2016 compared to the prior year quarter. Adjusted EBITDA1 was $30.4 million, compared to $33.7 million in the prior year quarter.
Balance Sheet and Cash Flow
In August, 2016, the Company closed the refinancing of its entire outstanding long term debt. The new borrowings consist of a $275.0 million senior secured term loan facility and a $75.0 million senior secured revolving credit facility. Borrowings under the new term loan bear interest at a floating rate based on LIBOR, with a 0.75% floor, plus 2.75%, compared to the previous term loan which had a floating rate based on LIBOR, with a 1.00% floor, plus 3.00%. Additionally, the new term loan has a final maturity in 2023, compared to the prior term loan which was due in 2020.
As of September 30, 2016, the Company had cash of $34.8 million and total outstanding borrowing under the credit agreement of $274.3 million. During the three months ended September 30, 2016, the Company generated cash flows from operations of $35.6 million and incurred $3.1 million of capital expenditures and software development costs.
During the third quarter of 2016, the Company repurchased 520,843 shares of its common stock at an aggregate purchase price of $11.4 million as part of its $100.0 million share repurchase program. For the nine months ended September 30, 2016, the Company repurchased a total of 1,803,982 shares of its common stock at an aggregate purchase price of $33.4 million, representing 4.3% of its outstanding shares as of December 31, 2015.

Investor Conference Webcast and Conference Call:
The Company will host a webcast and conference call on Monday, November 7, 2016 at 5:00 p.m. Eastern time to review third quarter 2016 financial results and discuss recent events and conduct a question-and-answer period. The live webcast will be available on the Investor Relations section of the Company’s website at www.continental-bp.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through December 7, 2016, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the passcode 13634638.
About Continental Building Products
Continental Building Products is a leading North American manufacturer of gypsum wallboard and complementary finishing products. The Company is headquartered in Herndon, Virginia with operations serving the residential, commercial and repair and remodel construction markets primarily in the eastern United States and eastern Canada. For additional information, visit www.continental-bp.com.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year 2015 and its Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.
Contact Information:
Investor Relations:
Tel.: 703-480-3980
Investorrelations@continental-bp.com

Continental Building Products, Inc.
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(in thousands, except share data and per share amounts)
Net sales	$114,558	$108,150	$343,158	$311,322
Costs, expenses and other income:
Cost of goods sold	86,756	78,151	250,455	231,342
Selling and administrative	9,241	9,008	28,364	26,799
Long Term Incentive Plan funded by Lone Star	—	9,933	—	29,946
Total costs and operating expenses	95,997	97,092	278,819	288,087
Operating income	18,561	11,058	64,339	23,235
Other expense, net	(5,900)	(283)	(5,740)	(700)
Interest expense, net	(3,146)	(4,154)	(10,492)	(12,559)
Income before losses from equity method investment and provision for income tax	9,515	6,621	48,107	9,976
Losses from equity method investment	(291)	(278)	(726)	(530)
Income before provision for income taxes	9,224	6,343	47,381	9,446
Provision for income taxes	(3,014)	(2,104)	(15,948)	(3,313)
Net income	$6,210	$4,239	$31,433	$6,133

Net income per share:
Basic	$0.15	$0.10	$0.77	$0.14
Diluted	$0.15	$0.10	$0.77	$0.14
Weighted average shares outstanding:
Basic	40,318,741	42,999,654	40,836,000	43,556,876
Diluted	40,388,185	43,057,749	40,879,809	43,596,978

Continental Building Products, Inc.
Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(unaudited)
	(in thousands)
Assets:
Cash and cash equivalents	$34,758	$14,729
Receivables, net	34,531	35,812
Inventories	26,965	27,080
Prepaid and other current assets	3,090	6,448
Total current assets	99,344	84,069
Property, plant and equipment, net	307,443	326,407
Customer relationships and other intangibles, net	85,105	94,835
Goodwill	119,945	119,945
Equity method investment	8,297	9,262
Debt issuance costs	704	450
Total Assets	$620,838	$634,968
Liabilities and Shareholders' Equity:
Liabilities:
Accounts payable	$27,190	$22,788
Accrued and other liabilities	12,626	12,334
Notes payable, current portion	1,746	—
Total current liabilities	41,562	35,122
Deferred taxes and other long-term liabilities	12,466	12,537
Notes payable, non-current portion	265,053	286,543
Total Liabilities	319,081	334,202
Equity:
Undesignated preferred stock, par value $0.001 per share; 10,000,000 shares authorized, no shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value per share; 190,000,000 shares authorized; 44,191,370 and 44,145,080 shares issued at September 30, 2016 and December 31, 2015, respectively; 39,992,339 and 41,750,031 shares outstanding at September 30, 2016 and December 31, 2015, respectively	44	44
Additional paid-in capital	321,865	319,817
Less: Treasury stock	(81,906)	(48,479)
Accumulated other comprehensive loss	(4,403)	(5,341)
Accumulated earnings	66,157	34,725
Total Equity	301,757	300,766
Total Liabilities and Equity	$620,838	$634,968

Continental Building Products, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	For the Nine Months Ended
	September 30, 2016	September 30, 2015
	(in thousands)
Cash flows from operating activities:
Net income	$31,433	$6,133
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,656	38,931
Bad debt expense/(recovery)	15	(250)
Amortization of debt issuance costs and debt discount	1,651	1,742
Loss on disposal of property, plant and equipment	41	—
Losses from equity method investment	726	530
Loss on debt extinguishment	5,802	—
Stock-based compensation	1,769	730
Deferred taxes	340	(491)
Change in assets and liabilities:
Receivables	1,303	2,654
Inventories	242	(2,401)
Prepaid expenses and other current assets	3,147	1,178
Accounts payable	2,942	1,955
Accrued and other current liabilities	502	275
Other long term liabilities	(477)	(142)
Net cash provided by operating activities	85,092	50,844
Cash flows from investing activities:
Capital expenditures	(4,797)	(2,851)
Software purchased or developed	(386)	(880)
Capital contributions to equity method investment	(259)	(4)
Distributions from equity method investment	498	797
Net cash used in investing activities	(4,944)	(2,938)
Cash flows from financing activities:
Capital contribution from Lone Star Funds	—	29,750
Proceeds from exercise of stock options	20	—
Proceeds from debt refinancing	275,000	—
Disbursements for debt refinancing	(271,988)	—
Payments of financing costs	(4,424)	—
Principal payments for First Lien Credit Agreement	(25,688)	(35,000)
Payments to repurchase common stock	(33,427)	(40,035)
Net cash used in financing activities	(60,507)	(45,285)
Effect of foreign exchange rates on cash and cash equivalents	388	(990)
Net change in cash and cash equivalents	20,029	1,631
Cash, beginning of period	14,729	15,627
Cash, end of period	$34,758	$17,258

Reconciliation of Non-GAAP Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, Generally Accepted Accounting Principles (GAAP). This release presents EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share, as supplemental performance measures because management believes that they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results under GAAP while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. Furthermore, the Company's Board of Director compensation committee uses non-GAAP EBITDA to evaluate management's compensation. Management also believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are useful to investors because they allow investors to view the business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share in the same manner. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are not measurements of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income or earnings per share determined in accordance with GAAP or any other financial statement data presented as indicators of financial performance or liquidity, each as calculated and presented in accordance with GAAP.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(in thousands)
Net income	$6,210	$4,239	$31,433	$6,133
Adjustments:
Other expense, net	5,900	283	5,740	700
Interest expense, net	3,146	4,154	10,492	12,559
Losses from equity method investment	291	278	726	530
Provision for income taxes	3,014	2,104	15,948	3,313
Depreciation and amortization	11,868	12,661	35,656	38,931
EBITDA—Non-GAAP Measure	30,429	23,719	99,995	62,166
Long Term Incentive Plan Funded by Lone Star (a)	—	9,933	—	29,946
Adjusted EBITDA—Non-GAAP Measure	$30,429	$33,652	$99,995	$92,112
Adjusted EBITDA Margin - Adjusted EBITDA as a percentage of net sales - Non-GAAP Measure	26.6%	31.1%	29.1%	29.6%

(a)	Represents expense recognized pursuant to the Long Term Incentive Plan sponsored by an affiliate of Lone Star Funds. The amounts were funded by the affiliate of Lone Star Funds.

Reconciliation of GAAP Net Income and Earnings Per Share (EPS) to Non-GAAP Adjusted Net Income and Adjusted EPS
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(dollars in thousands, except per share amounts)
Net income - GAAP Measure	$6,210	$4,239	$31,433	$6,133
Expense of original issue discount and deferred financing fees for debt refinancing, after tax	3,842	—	3,842	—
Long Term Incentive Plan funded by Lone Star, after tax (a)	—	6,456	—	19,465
Adjusted net income - non-GAAP measure	$10,052	$10,695	$35,275	$25,598

Earnings per share - GAAP measure	$0.15	$0.10	$0.77	$0.14
Expense of original issue discount and deferred financing fees for debt refinancing, after tax (b)	0.10	—	0.09	—
Long Term Incentive Plan funded by Lone Star, after tax	—	0.15	—	0.45
Adjusted earnings per share - non-GAAP measure	$0.25	$0.25	$0.86	$0.59

(a)	Represents expense recognized pursuant to the LTIP. All amounts were funded by an affiliate of Lone Star Funds.

(b)	The earnings per share for the three months and nine month ended September 30, 2016 differ due to the required method of computing the weighted average shares outstanding in interim periods.

Other Financial and Operating Data:
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(dollars in thousands, except mill net)
Capital expenditures and software purchased or developed	$3,062	$1,444	$5,183	$3,731
Wallboard sales volume (million square feet)	634	567	1,894	1,603
Mill net sales price (a)	$144.34	$153.05	$144.61	$155.68

(a)	Mill net sales price represents average selling price per thousand square feet net of freight and delivery costs.

Interim Volumes and Mill Net Prices (Unaudited)
	For the Three Months Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016
Volumes (million square feet)	567	596	617	643	634
Mill net Price per MSF - Total	$153.05	$148.37	$144.62	$144.86	$144.34
Mill net Price per MSF - U.S. only	$157.05	$151.74	$147.54	$148.15	$147.96